AMENDMENT

This Amendment ("Amendment") to the Series A Debentures and the Series B Debentures (each as hereinafter defined) is made and entered into as of __________ __, 2001 by and among Chyron Corporation, a New York corporation (the "Company") and those individuals set forth on Schedule A and Schedule B attached hereto with respect to the Series A Debentures and Series B Debentures, respectively.

WHEREAS, the Company and those individuals set forth on Schedule A (the "Series A Holders") are parties to one or more debentures that are part of an issue of debentures of the Company designated as its 8% Subordinated Convertible Debentures Due December 31, 2003 (the "Series A Debentures");

WHEREAS, the Company and those individuals set forth on Schedule B (the "Series B Holders") are parties to one or more debentures that are part of an issue of debentures of the Company designated as its Series B 8% Subordinated Convertible Debentures, Issued Commencing July 26, 1999, Due December 31, 2003 (the "Series B Debentures");

WHEREAS, the Company anticipates raising an aggregate principal amount of at least two million dollars ($2,000,000) (the "Minimum Amount") on or before January 15, 2002 by selling an issue of senior subordinated convertible notes due December 31, 2004 ("Senior Notes") which will pay interest at a rate set forth in the Senior Notes (the "Senior Note Interest Rate");

WHEREAS, in connection with and conditional upon the Company raising the Minimum Amount on or before January 15, 2002 through the sale of Senior Notes, the Company wishes to extend the Maturity Date of the Series A Debentures and the Series B Debentures until December 31, 2004 and to increase the Interest Rate of the Series A Debentures and the Series B Debentures from 8% to the Senior Note Interest Rate;

WHEREAS, the Company is required by the terms of the Series A Debentures and the Series B Debentures to obtain the consent of all of the Series A Holders and Series B Holders, respectively, in the event it extends the Maturity Date of the Series A Debentures and the Series B Debentures;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    Amendments to Series A Debenture.

    Interest Rate. Section 1.1 of the Series A Debentures is hereby amended to provide that each Series A Debenture shall bear interest on its outstanding principal amount from the date of the closing of the Senior Notes (the "Closing Date") until such Series A Debenture is converted, exchanged, redeemed or paid in full, at the Senior Note Interest Rate. Additionally, Section 1.1 shall be amended to include the following sentence at the end of such Section:

    "Until the Maturity Date, at the Company's sole option, all interest payable hereunder, either in whole or in part, may be satisfied by increasing the amount of principal owed hereunder to include the interest that is payable."

    Maturity. Section 1.3 of the Series A Debenture is hereby amended and restated in its entirety as follows:

"1.3 Maturity. All principal and unpaid interest on this Debenture shall be due on December 31, 2004 (the "Maturity Date")."
    Amendments to Series B Debenture.

    Interest Rate. Section 1.1 of the Series B Debentures is hereby amended to provide that each Series B Debenture shall bear interest on its outstanding principal amount from the Closing Date until such Series B Debenture is converted, exchanged, redeemed or paid in full, at the Senior Note Interest Rate. Additionally, the last sentence of Section 1.1 is hereby amended and restated in its entirety as follows:

    "Until the Maturity Date, at the Company's sole option, all interest payable hereunder, either in whole or in part, may be satisfied by increasing the amount of principal owed hereunder to include the interest that is payable."

    Maturity. Section 1.3 of the Series B Debentures is hereby amended and restated in its entirety as follows:

"1.3 Maturity. All principal and unpaid interest on this Debenture shall be due on December 31, 2004 (the "Maturity Date")."

    Waiver. Each Series A Holder and Series B Holder, by executing this Amendment, hereby waives its rights that such Holder may have pursuant to Section 1.1 of the Series A Debentures and Series B Debentures, respectively, solely with respect to the payments of interest in lawful money in lieu of such interest being added to the principal of the respective Debentures.

    Warrants. As consideration for entering into this Amendment, the Company shall issue to each Series A Holder and each Series B Holder an amount of warrants ("Warrants") to purchase common stock of the Company equal to 4% of the original face amount of such Series A Holder's and Series B Holder's Series A Debentures and Series B Debentures, respectively, calculated at the conversion price set forth in the Senior Notes ("Senior Note Conversion Price"). The Warrants will have an expiration date of December 31, 2004 and will be exercisable at the Senior Note Conversion Price.

    Seniority. The Series A Holders and the Series B Holders hereby acknowledge, pursuant to the original terms of the Series A Debentures and Series B Debentures, that (i) the Senior Notes constitute "Senior Indebtedness" as defined in the Series A Debentures and/or Series B Debentures, as the case may be, and as such are senior to and have priority over such Series A Debentures and Series B Debentures with respect to any payment by the Company and any distribution of assets of the Company in connection with any dissolution, winding-up or liquidation of the Company (whether or not in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors) or any other marshaling of the assets and liabilities of the Company or upon the reorganization of the Company, and (ii) the Company has the right to issue the Senior Notes without the consent of the Series A Holders and Series B Holders.

    Effectiveness of Amendment. This Amendment and the terms contained herein shall become effective on the Closing Date only in the event that the Company raises the Minimum Amount on or before January 15, 2002 through the sale of Senior Notes.

    Miscellaneous.

    Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York, without giving effect to the laws of such State governing conflicts of laws.

    Capitalized Terms. Except as expressly stated otherwise, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Series A Debentures and Series B Debentures.

    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be one and the same document.

    Effect of Amendment. Except as amended herein, all other terms of the Series A Debentures and Series B Debentures shall remain in full force and effect.

    Headings. The headings of this Amendment are for convenience only and do not constitute a part of this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CHYRON CORPORATION

By: ________________________________

Name:

Title:

SERIES A HOLDER

If an individual:

________________________________

Name:

If a corporation, limited liability company, limited partnership or other entity:

________________________________

By: ________________________________

Name:

Title:

SERIES B HOLDER

If an individual:

________________________________

Name:

If a corporation, limited liability company, limited partnership or other entity:

________________________________

By: ________________________________

Name:

Title

SERIES A HOLDERS

WPG Corporate Development Associates IV, L.L.C.
WPG Corporate Development Associates IV (Overseas), L.P.
WPG Enterprise Fund II, L.L.C.
Weiss, Peck & Greer Venture Associates III, L.L.C.
Westpool Investment Trust plc
Lion Investments Limited
Charles M. Diker
The Weber Family Trust
Marc, Laura, Scott Hirschfield ttees uad 5/29/81 by N. Hirschfield
Alan J. Hirschfield Living Trust
Berte E. Hirschfield Living Trust
Laura Hirschfield
Marc Hirschfield
Scott Hirschfield
Edward Grebow
Edward Grebow

SERIES B HOLDERS

WPG Corporate Development Associates IV LLC
WPG Corporate Development Associates IV (Overseas)
WPG Enterprise Fund II LLC
Weiss, Peck & Greer Venture Associates III LLC
Westpool Investment Trust
Lion Investments Limited
Charles M. Diker
Weber Family Trust
ART-FGT Family Partners Limited
Alan J Hirschfield Living Trust
Ilan Kaufthal
Christopher R. Kelly
David Markin Charitable Trust # 1
Christopher Kelly
Paul Bissinger and Kathleen Bissinger Ttees
Paul Bissinger and Marjorie Bissinger Ttees